Exhibit 99.2 Pro Forma Financial Information

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2005 and the Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2004 and for the six months ended June 30, 2005 have been prepared to give effect to the recent disposal by OMNI Energy Services Corp. (the “Company”) of its Aviation Transportation Services segment on June 30, 2005, as if this disposal had occurred on January 1, 2004 for the Statements of Operations and as of June 30, 2005 for the Balance Sheet.

The unaudited pro forma information is based upon available information and certain assumptions and adjustments that the Company believes are reasonable in the circumstances. Pro forma adjustments are applied to the historical financial statements of the Company which are captioned “Pre Disposition” in each of the financial statements contained herein and were obtained from the audited consolidated financial statements of the Company as of December 31, 2004 included in the Company’s Annual Report on Form 10-K, as amended, and from the Company’s Quarterly Report on Form 10-Q as of June 30, 2005. The Unaudited Pro Forma Condensed Consolidated Statement of Operations does not purport to represent what our results of operations actually would have been if the events described above had occurred as of the dates indicated or what our results will be in future periods.

The Unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with the Company’s historical Consolidated Financial Statements and related Notes thereto, Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2004 and the Quarterly Report on Form 10-Q for the quarters ended March 31 and June 30, 2005 (unaudited).

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

The following is a pro forma consolidated balance sheet as of June 30, 2005 which gives the effect of the transaction as if it had occurred as of the balance sheet date (in thousands).

	Pre Disposition	Pro Forma Adj.	Pro Forma
Current assets	$17,610	$(1,332)	$16,278
Property, Plant and Equipment, net	26,594	(9,371)	17,223
Other assets	10,992	(1,141)	9,851

TOTAL ASSETS	$55,196	$(11,844)	$43,352

Current liabilities	$22,049	$—	$22,049
Long-term liabilities	23,111	(9,573)	13,538

Total liabilities	45,160	(9,573)	35,587
Total stockholders’ equity	10,036	(2,271)	7,765

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$55,196	$(11,844)	$43,352

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

The tables below present the pro forma effects of the sale of the aviation transportation services segment as if the transaction had occurred as of January 1, 2004. The pro forma statements of operations presented below are for illustration purposes only and are not necessarily indicative of the results of operations that may have been achieved by the Company had this disposition been completed as of the January 1, 2004. The consolidated statement of operations presented below provides consolidated “Pre-Disposition” operating activities of the Company just prior to the sale transaction occurring without giving effect to the sale of the aviation transportation services segment as a discontinued operation. The amounts identified as “Pro Forma Adjustments” represent the activities of the Aviation Transportation Services Segment included within the pre disposition consolidated results of operations of the Company that will no longer exist after the sales transaction is complete.

	Six Months ended June 30, 2005
	Pre Disposition	Pro Forma Adj.	Pro Forma
	(in thousands except per share amounts)
Operating Revenue	$27,485	$(4,907)	$22,578
Operating expenses:
Direct costs	18,594	(4,310)	14,284
Depreciation and amortization	3,008	(521)	2,487
General and administrative	4,878	(869)	4,009

Total operating expenses	26,480	(5,700)	20,780

Asset impairment and other charges	505	(505)	—

Operating income	500	1,298	1,798
Interest Expense	2,190	(912)	1,278
(Gain) loss on debt extinguishment	249	(733)	(484)
Other (income) expense, net	(110)	81	(29)

Income (loss) before taxes	(1,829)	2,862	1,033
Income tax expense	—	—	—

Net income (loss)	$(1,829)	$2,862	$1,033

Basic income (loss) from continuing operations	$(0.16)		$0.09
Diluted income (loss) from continuing operations	$(0.16)		$0.09
Basic weighted average shares	11,964		11,964
Diluted weighted average shares	11,964		11,996

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)

	Year Ended December 31, 2004
	Pre Disposition	Pro forma Adj.	Pro forma
	(in thousands except per share amounts)
Operating Revenue	$51,634	$(12,570)	$39,064
Operating expenses:
Direct costs	35,870	(7,360)	28,510
Depreciation and amortization	5,350	(1,068)	4,282
General and administrative	10,410	(946)	9,464

Total operating expenses	51,630	(9,374)	42,256

Asset impairment and other charges	4,174	(4,174)	—

Operating loss	(4,170)	978	(3,192)
Interest Expense	5,177	(1,889)	3,288
Loss on debenture conversion inducement and debt extinguishment	1,008	(279)	729
Other (income) expense, net	814	(524)	290

Loss before taxes	(11,169)	3,670	(7,499)
Income tax expense	—	—	—

Net loss	$(11,169)	$3,670	$(7,499)

Basic loss from continuing operations	$(1.35)		$(0.69)
Diluted loss from continuing operations	$(1.35)		$(0.69)
Basic weighted average shares	10,884		10,884
Diluted weighted average shares	10,884		10,884